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                                VENTURE AGREEMENT


                                     BETWEEN

      TALWARE NETWORX INC., a corporation duly incorporated pursuant to the laws of the Province of Alberta; ("Talware")

                                       AND

      DAVID GERMOND OPERATING AS NEWTECH EXECUTIVE SEARCH ("DG") (Collectively referred to as the "Parties")


WHEREAS Talware has developed a proprietary web-based application, which provides the functionality of a career portal or job board ("Job Board") and which allows employers to electronically match optimal candidates and job opportunities. In connection with the operation of such Job Board, Talware has established and developed software, websites, and templates for the creation of candidate profiles and employer job opportunities, business methods, documentation, trademarks and other intellectual property and confidential information, all of which are herein defined as ("TalFinder" or the "Software"), and which performs substantially the functionality exemplified at www.talfinder.com/demo/english;

AND WHEREAS Talware is the owner of all rights in and to TalFinder throughout the world, together with all goodwill connected therewith;

AND WHEREAS Talware and DG intend to create a job board to service the defense technologies sectors ("the Sectors") in the United States of America ("the Region") using TalFinder as the underlying technology for such job board the ("DefTech Board") via a newly created corporation "NewCo";

AND WHEREAS the parties have entered into this Agreement for the purpose of establishing certain rights and obligations relating to their respective roles for this venture and in order to formalize their relationship with regard to the establishment and ongoing operation of the DefTech Board.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants contained herein, and other considerations, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1)    OPERATION OF THE DEFTECH BOARD

      a) Talware and DG will form NewCo, a Delaware corporation which will own and operate the DefTech Board.

      b) DG will own 49.5% of the issued common voting stock of NewCo and Talware will own 50.5% of such issued common voting stock.

      c) Talware and DG will have equal representation on the Board of Directors of NewCo.

      d) Talware and DG will enter into a shareholders' agreement with regards to NewCo, which will establish the rights and duties of the Parties and the operation of NewCo. Such shareholders' agreement will include and address the following:

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            i)    The dissolution of Newco.

            ii)   Sale of NewCo.

            iii)  Sale by either party of their share interest in NewCo.

            iv) Distribution of after tax profits. It is the intention of the Parties to distribute such after tax profits not immediately required for the operations of NewCo, to each of the Parties in proportion to their ownership of common voting stock of NewCo.

            v)    Future financing requirements.

            vi)   Setting strategic goals and budgets for NewCo.

            vii) Establishing officers of NewCo. It is the intention of the Parties that the role of CEO of NewCo will be held by David Germond.

2)    RESPONSIBILITIES OF TALWARE

      a) Talware will license TalFinder to NewCo, to enable NewCo to operate the DefTech Board in the Region for the Sector No license fees will be payable by NewCo.

      b)    Under such License Agreement, Talware will:

            i) Provide NewCo with all user and instruction manuals developed by Talware for the TalFinder application.

            ii) Provide hosting facilities for the DefTech Board, with a tier one hosting facility. A tier one hosting facility would include AT&T and WorldCom.

            iii) Provide all online help and customer service requirements until such time that the operation of the DefTech Board generates sufficient revenues to support such online help and customer service requirements.

            iv) Provide and implement all initial design elements required to adapt TalFinder to reflect NewCo's brand and to incorporate the name and positioning of the DefTech Board.

            v)    Provide sales kits and user training materials.

            vi) Ensure that the DefTech Board is registered and/or posted on relevant Internet directories, search engines, and similar Internet marketing opportunities.

            vii) Assist in direct sales and presentations to potential employer users.

            viii) Assist in developing  alliances and partnerships with industry specific associations, universities, colleges media companies and such similar organizations.

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3)    RESPONSIBILITIES OF DG

      a)    Manage the day-to-day activities of the DefTech Board.

      b) Assist in direct sales and presentations to potential employer users.

      c) Assist in developing alliances and partnerships with industry specific associations, universities, colleges media companies and such similar organizations.

      d)    Develop the pool of potential candidates for the DefTech Board.

4)    INFORMATION AND DATA

      a) All URL's, Job Board names, brand names, copyright, trademarks and other intellectual property developed by NewCo in the operation of TalFinder will remain the exclusive property of NewCo which will retain all rights, title and interest to such URL's, names and property.

      b) All information and data making up the role or job templates within TalFinder is the exclusive property of Talware and will not be reproduced or otherwise modified other than as required for the normal operations of TalFinder as contemplated under this agreement.

      c) All data entered into TalFinder by candidates, employers or other users of TalFinder will be the exclusive property of NewCo and will not be reproduced or used by Talware for any purposes other than as envisaged for the normal operation of TalFinder.

5) UPGRADES/INTERIM MAINTENANCE RELEASES Talware shall provide to NewCo at no further cost, access to any and all upgrades, modifications or interim maintenance release versions of TalFinder. Any such upgrades, modifications or interim maintenance release versions of TalFinder, to which NewCo is provided access, shall be subject to the terms, conditions and obligations of this Agreement.

6) SEVERABILITY All sections, terms and provisions of this Agreement are severable and the unenforceability or invalidity of any of these parts of this Agreement shall not affect the validity or enforceability of any other part of this Agreement. If any court of competent jurisdiction determines that any provision in this Agreement is invalid or unenforceable, it is the intention of the parties that the court either partially enforces such provision to the extent enforceable or modifies such provision so as to render it valid or enforceable.

7)    NOTICES
      All required notices, or notices which may be provided in accordance with this Agreement, shall be in writing and shall be duly provided for if the notice is remitted to its addresees by courier, registered mail or facsimile, to the address below:

            In the case of Talware:

            Talware  Networx  Inc.
            123  Commerce  Valley  Drive  East
            Suite 301 Thornhill, Ontario L3T 7W8
            CANADA

            Attention: Steve Bielawski
            Fax: 905 731 5036

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            In the case of DG:

            David Germond
            4903 Commonwealth Road
            Palmetto, Florida 34221

8)    ASSIGNMENT
      This Agreement shall enure to the benefit of and be binding upon the successors and permitted assigns of the Parties. Neither party shall assign or transfer this Agreement in whole or in part without the prior written consent of the other party, except that with written notice to Licensee, Licensor shall have the right to assign or transfer this Agreement to a company which Licensor controls, is controlled by, or is under the common control with.

9)    FORCE MAJEURE
      Neither Party shall be liable for any delay or failure in the performance of any part of this Agreement if such delay or failure arises from any cause beyond the Party's reasonable control, including, but not limited to; fires, strikes, insurrections, riots, embargoes, shortages in supplies, delays in transportation, or requirements of any governmental authority. The obligations under this Agreement shall be suspended to the extent made necessary by such event of force majeure, provided that the Party whose performance fails or is delayed shall give immediate notice to the other Party of the event of force majeure and provided that the disabling effect of such event of force majeure shall be eliminated as soon as reasonably possible.

10)   INDEMNIFICATION
      Each Party hereby indemnifies and holds harmless the other Party, its partners, directors, officers, employees, agents and assignees from and against any liability for any claims arising out of the performance or non-performance by the indemnifying Party of its duties or the exercise of its rights pursuant to this Agreement. This indemnity shall continue in effect notwithstanding the expiry or termination of this Agreement.

11)   GOVERNING LAW
      This Agreement shall be interpreted under and governed by the laws of the Province of Ontario and the applicable federal laws of Canada, without reference to any conflicts of laws principles. The parties hereby attorn to the non-exclusive jurisdiction of the Ontario Courts.

This Agreement made as of this ___________ day of February 2003

Signed:

TALWARE NETWORX INC.                DAVID GERMOND.

/s/                                 /s/
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DATE                                DATE

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